EXHIBIT 10.3
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

    This Performance-Based Restricted Stock Unit Award Agreement (“Agreement”) memorializes the award effective as of _____ (the “Grant Date”), by and between Renewable Energy Group, Inc., a Delaware corporation (the “Company”), and _________________ (“Employee”), pursuant to the Renewable Energy Group, Inc. 2021 Stock Incentive Plan (the “Plan”). Employee and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

    1.    Award. In consideration of Employee’s continued services as an Employee, the Company hereby grants to Employee a target number of _________ Component 1 Performance-Based Restricted Stock Units and a target number of __________ Component 2 Performance-Based Restricted Stock Units. Performance-Based Restricted Stock Units are notational units of measurement denominated in shares of common stock of Renewable Energy Group, Inc., par value $.0001 per share (“Common Stock”). Each Performance-Based Restricted Stock Unit represents a hypothetical share of Common Stock, subject to the conditions and restrictions on transferability set forth below and in the Plan. The Performance-Based Restricted Stock Units will be credited to Employee in an unfunded bookkeeping account established for Employee. In addition, if ordinary dividends are paid on the Common Stock, Dividend Equivalents with respect to each Performance-Based Restricted Stock Unit will be credited to the Employee’s account; provided that any Dividend Equivalents shall only vest if and to the extent that the underlying Performance-Based Restricted Stock Unit vests. Dividend Equivalents attributable to any particular Performance-Based Restricted Stock Unit shall be subject to the same performance goals as the shares of Common Stock with respect to which they are to be paid, and, if such Performance-Based Restricted Stock Units are forfeited, Employee shall have no right to such Dividend Equivalents or shares of Common Stock with respect to such Dividend Equivalents related to such forfeited Performance-Based Restricted Stock Units.

    2.    Vesting of Performance-Based Restricted Stock Units.

(a)    Performance Criteria for Vesting. Performance-Based Restricted Stock Units and any Dividend Equivalents relating thereto will vest based on the Company’s performance during the performance periods set forth in the attached Exhibit A against the performance goals approved by the Compensation Committee of the Board of Directors and contained in the attached Exhibit A.

(b)    Accelerated Vesting of Performance-Based Restricted Stock Units. The Performance-Based Restricted Stock Units may be subject to accelerated vesting and settlement in connection with a Change of Control to the extent provided in Section 10 of the Plan.

(c)    Timing of Settlement. Except as otherwise provided in this Section 2(c), vested Performance-Based Restricted Stock Units shall be settled as soon as practicable, but in no event later than thirty days, after the date for settlement specified in Exhibit A. In no event, however, shall settlement be delayed to a date later than March 15th of the calendar year following the calendar year in which settlement should have occurred, but for the delay to comply with the Company’s insider trading policy.

    3.    Forfeitures of Restricted Stock Units.

(a)    Termination of Service. Except provided under Section 2(b), upon Termination of Service, Employee shall immediately forfeit all Performance-Based Restricted Stock Units that have not vested on or prior to the date of such Termination of Service, without the payment of any consideration or further consideration by the Company. In addition, if Employee is terminated for Cause, Employee shall immediately forfeit any right to receive shares of Common Stock that have not yet been delivered to Employee, subject to deferred settlement described in Exhibit A, in respect of previously vested Performance-Based Restricted Stock Units, without the payment of any consideration or further consideration by the Company. Upon forfeiture, neither Employee nor any successors, heirs, assigns, or legal representatives of Employee shall thereafter have any further rights or interest in the forfeited Performance-Based Restricted Stock Units or shares of Common Stock.

(b)    Failure to Satisfy Performance Criteria. To the extent performance goals for Performance-Based Restricted Stock Units are not achieved during the performance periods set forth in Exhibit A, such Performance-Based Restricted Stock Units shall be immediately forfeited, without the payment of any consideration or further consideration by the Company. Upon forfeiture, neither Employee nor any successors, heirs, assigns, or legal representatives of Employee shall thereafter have any further rights or interest in the forfeited Performance-Based Restricted Stock Units or shares of Common Stock.

    4.    Restrictions on Transfer Before Vesting.

    (a)    Absent prior written consent of the Compensation Committee, the Performance-Based Restricted Stock Units granted hereunder to Employee may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise, from the Grant Date until such Performance-Based Restricted Stock Units have become vested and shares of Common Stock issued in conjunction with such vesting. Moreover, a portion of the shares of Common Stock to be issued upon attainment of certain performance goals may be subject to transfer restrictions or deferred settlement as set forth in Exhibit A.

    (b)    Consistent with the foregoing, except as contemplated by Section 9, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If Employee or his Beneficiary (as defined in Section 9 hereunder) shall attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right or benefit hereunder, other than as contemplated by Section 9, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such attempt shall have no effect and shall be void.

    5.    Rights as a Stockholder. Employee will have no rights as a stockholder with regard to the Performance-Based Restricted Stock Units unless and until the Performance-Based Restricted Stock Units vest and shares of Common Stock are issued in settlement thereof.

    6.    Taxes. To the extent that the vesting of the Performance-Based Restricted Stock Units or the receipt of Common Stock or Dividend Equivalents results in a requirement to withhold taxes for federal or state tax purposes, Employee shall deliver to the Company at the time of such vesting or receipt, as the case may be, such amount of money as the Company may require, or make other adequate arrangements satisfactory to the Company, at its discretion, to meet the Company’s obligations under applicable tax withholding laws or regulations. Employee also authorizes the Company to satisfy all tax withholding obligations of the Company from his or her wages or other cash compensation payable to Employee by the Company. Subject to the following sentence, the Company, in its sole discretion, may also provide for the withholding of applicable taxes from the proceeds of the sale of shares acquired upon vesting of the Performance-Based Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee’s behalf pursuant to this authorization). Notwithstanding the foregoing, if requested by Employee, and if the Board consents, the Company shall withhold shares of Common Stock that would otherwise be issued upon vesting of the Performance-Based Restricted Stock Units to cover applicable withholding taxes, equal to the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the maximum amount required to satisfy the statutory withholding tax obligations with respect to such Performance-Based Restricted Stock Units. The Company may refuse to issue or deliver the shares of Common Stock unless all withholding taxes that may be due as a result of this Award have been paid.

    7.    Changes in Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of Performance-Based Restricted Stock Units shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares.

    8.    Compliance with Securities Laws. The Company will not be required to deliver any shares of Common Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. Prior to the issuance of any shares pursuant to this Agreement, the Company may require that Employee (or Employee’s legal representative upon Employee’s death or disability) enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

    9.    Assignment. The Performance-Based Restricted Stock Units are not transferable (either voluntarily or involuntarily), other than pursuant to a domestic relations order. Employee may designate a beneficiary or beneficiaries (the “Beneficiary”) to whom any previously vested but unsettled Performance-Based Restricted Stock Units that have not yet been delivered to Employee, will pass upon Employee’s death and may change such designation from time to time by filing a written designation of Beneficiary on such form as may be prescribed by the Company; provided that no such designation shall be effective until filed with the Company. Employee may change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Company; provided that no such designation shall be effective prior to receipt by the Company. Following Employee’s death, the vested Performance-Based Restricted Stock Units will pass to the designated Beneficiary and such person will be deemed Employee for purposes of any applicable provisions of this Agreement. If no such designation is made or if the designated Beneficiary does not survive Employee’s death, the vested Performance-Based Restricted Stock shall pass by will or, if none, then by the laws of descent and distribution.

    10.    Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Employee, the Company and their respective permitted successors or assigns (including personal representatives, heirs and legatees), except that Employee may not assign any rights or obligations under this Agreement except to the extent, and in the manner, expressly permitted herein.

    11.    Limitation of Rights. Nothing in this Agreement or the Plan may be construed to:

    (a)    give Employee any right to be awarded any further Performance-Based Restricted Stock Units (or other form of stock incentive awards) other than in the sole discretion of the Committee;

    (b)    give Employee or any other person any interest in any fund or in any specified asset or assets of the Company or affiliate thereof (other than the Performance-Based Restricted Stock Units and applicable Common Stock following the vesting of such Performance-Based Restricted Stock Units); or

    (c)    confer upon Employee the right to continue in the service of the Company or affiliate thereof as Employee.

    12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without reference to principles of conflict of laws.

    13.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    14.    No Waiver. The failure of Employee or the Company to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Employee or the Company may have under this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

    15.    Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Plan. Certain other terms used herein have definitions given to them in the first place in which they are used.

    16.     Section 409A. To the fullest extent applicable, this Agreement and the benefits payable hereunder are intended to be exempt from the definition of “nonqualified deferred compensation” under Section 409A of the Code in accordance with the “short-term deferral” exception available under the regulations promulgated under Section 409A of the Code. In that regard, whenever possible under the terms of this Agreement, Common Stock shall be issued to Employee no later than March 15 following the calendar year in which Employee’s right to receive the Common Stock pursuant to this Agreement is no longer subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code and the regulations thereunder (“Section 409A”). To the extent that any such benefit is or becomes subject to Section 409A due to a failure to qualify for an exemption from the definition of nonqualified deferred compensation in accordance with such regulations, this Agreement is intended to comply with the applicable requirements of Section 409A with respect to such benefits. This Agreement shall be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent, and any ambiguity as to its compliance with Section 409A will be read in such a manner so that all payments hereunder comply with Section 409A.

    17.    Entire Agreement.

    (a)    Employee hereby acknowledges that he/she has received, reviewed and accepted the terms and conditions applicable to this Agreement. Employee hereby accepts such terms and conditions, subject to the provisions of the Plan and administrative interpretations thereof. Employee further agrees that the provisions of this Agreement, together with the Plan, constitute the entire and complete understanding and agreement between the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous oral and written agreements, term sheets, representations and understandings of the parties, which are hereby terminated.

    (b)    Employee hereby acknowledges that he/she is to consult with and rely upon only Employee’s own tax legal and financial advisors regarding the consequences and risks of this Agreement and the Award of Performance-Based Restricted Stock Units.

    (c)    This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

18.    Clawback. In addition, this Agreement (and any compensation paid, or shares of Common Stock issued hereunder) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

    19.    Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same original.

[Signatures on following page]

    IN WITNESS WHEREOF, Renewable Energy Group, Inc. has caused this Agreement to be duly executed by one of its officers thereunto duly authorized, which execution may be facsimile, engraved or printed, which shall be deemed an original, and Employee has executed this Agreement, effective as of the day and year first above written.

RENEWABLE ENERGY GROUP, INC.

____________________________________________
Company Officer Signature

Cynthia J Warner
President and CEO

____________________________________________
EMPLOYEE SIGNATURE
[Employee Name]